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                                                                   Exhibit 10.17

                       [LETTERHEAD OF CUNO Incorporated]

Paul J. Powers
Chairman and Chief Executive Officer



                                  April 10, 1997


Mark G. Kachur
2 White Pine Lane
Gulford, CT 06437

     Re:  Employment

Dear Mark:

     This will confirm our earlier discussion in which we agreed that Cuno Incorporated will extend by one year, until April 10, 1998, the current terms of your employment as set forth in your employment agreement of December 3, 1993 with Commercial Intertech Corp. (attached), the obligations of which were assumed by Cuno as a result of the spin-off of September 10, 1996. Of course, your current salary and bonus levels and other Cuno programs will supersede those stated in the 12/3/93 letter, and we acknowledge the execution and the validity of a new Change in Control Agreement between yourself and Cuno, signed subsequent to the spin-off.

      Please indicate your acceptance of this extension below.

                                   Very truly yours,



                                   /s/ Paul J. Powers
                                   ______________________________
                                   Paul J. Powers
                                   Chairman of the Board and
                                   Chief Executive Officer


                                  Acceptance
                                  ----------


     The undersigned accepts the obligations of the one year extension of the terms of the Employment Agreement of December 3, 1993, as stated above.




                                   /s/ Mark G. Kachur
                                   ______________________________
                                   Mark G. Kachur